CREDIT SUISSE OPPORTUNITY FUNDS

               CERTIFICATE OF ESTABLISHMENT AND DESIGNATION OF THE
     CREDIT SUISSE STRATEGIC ALLOCATION FUND -- CONSERVATIVE, CREDIT SUISSE STRATEGIC ALLOCATION FUND -- MODERATE AND CREDIT SUISSE STRATEGIC ALLOCATION
                               FUND -- AGGRESSIVE

                  The undersigned, being the Secretary of the Credit Suisse Opportunity Funds, a Delaware statutory trust with transferable shares (the "Trust"), being hereunto duly authorized, does hereby certify that, pursuant to a vote of a Majority of the trustees of the Trust acting pursuant to Section 6.3 and Section 11.3 of the Declaration of Trust of the Trust dated September 1, 1995, as now in effect (the "Declaration"), at a meeting called and held on February 15, 2005, there is hereby established and designated the following Funds (in addition to the Funds now existing) and classes of shares, into which the assets of the Trust shall be divided:

   Credit Suisse Strategic Allocation Fund -- Conservative: Class A, Class C,
                                  Common Class
     Credit Suisse Strategic Allocation Fund -- Moderate: Class A, Class C,
                                  Common Class
    Credit Suisse Strategic Allocation Fund -- Aggressive: Class A, Class C,
                                  Common Class

(each an "Additional Fund" and together the "Additional Funds"), having relative rights and preferences as follows:

1. The beneficial interest in each Additional Fund shall be represented by a separate series (the "Additional Series") of shares of beneficial interest, par value $.001 per share (the "Shares"), which shall bear the name of the Additional Fund to which it relates and shall represent the beneficial interest only in such Additional Fund. An unlimited number of Shares of each class of the Additional Series may be issued.

2. Each Additional Fund (or Class thereof) shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Fund's then currently effective registration statement under the Securities Act of 1933, as amended, relating to the particular Additional Fund.

3. The Shares of each Additional Fund, and the Series (or Class) thereof, shall have the rights and preferences, shall be subject to the liabilities, shall have the other characteristics, and shall be subject to the powers of the Trustees, all as set forth in the Declaration of Trust. Without limitation of the foregoing sentence, each Share (or Class thereof) of an Additional Series shall be redeemable, shall be entitled to one vote, or a ratable fraction of one vote in respect of a fractional share, as to matters on which Shares of such Series (or Class thereof) shall be entitled to vote, and shall represent a share of the beneficial interest in the assets of the respective Additional Funds, all as provided in the Declaration of Trust.

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                  IN WITNESS WHEREOF, I have hereunto set my hand as of the day and year set forth opposite my signature below.

Dated: February 15, 2005.

                                                    /s/J. Kevin Gao
                                                    ---------------
                                                    J. Kevin Gao
                                                    Vice President and Secretary


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